   This document contains 42 pages. The exhibit index is located on page 8. As filed with the Securities and Exchange Commission on December 15, 1995
                                                      Registration No. 33-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       NORTH AMERICAN BIOLOGICALS, INC.
              (Exact name of issuer as specified in its charter)

                Delaware                               59-121226
      (State or other jurisdiction       (I.R.S. employer identification no.)
   of incorporation or organization)

       5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida  33487
                   (Address of principal executive offices)

                           -------------------------

                          1990 EQUITY INCENTIVE PLAN
                                1989 STOCK PLAN
                                      AND
                         INFORMAL STOCK OPTION PROGRAM
                             (Full title of plans)

                              -------------------

          Alfred J. Fernandez                          Copy to:
    North American Biologicals, Inc.          Constantine Alexander, Esq.
 5800 Park of Commerce Boulevard, N.W.         Nutter, McClennen & Fish
       Boca Raton, Florida  33487               One International Place
             (407) 989-5800                Boston, Massachusetts  02110-2699
      (Name, address and telephone                  (617) 439-2000
      number of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed              Proposed
                                                              maximum               maximum
Title of each class of securities to     Amount being      offering price      aggregate offering      Amount of
           be registered                 registered (1)       per share              price          registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.10 par value per share                1,500,000 Shares          $9.25(2)      $13,875,000             $4,784(2)
                                        1,224,444 Shares           6.13(3)        7,505,842              2,588
                                          258,725 Shares           2.03(3)          525,212                181
--------------------------------------------------------------------------------------------------------------------
Total                                   2,983,169 Shares                        $21,906,054             $7,553
====================================================================================================================

(1) This Registration Statement covers (i) 1,500,000 shares of Common Stock under the North American Biologicals, Inc. 1990 Equity Incentive Plan and
     (ii) 1,224,444 shares of Common Stock under the Univax Biologics, Inc. 1989 Stock Plan (the "1989 Plan") and 258,725 shares of Common Stock under the Univax Biologics, Inc. Informal Stock Option Program (the "Program"), which have both been assumed by the registrant. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans and Program as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices per share of Common Stock reported on NASDAQ on December 14, 1995.

(3) Calculated using the weighted average exercise price of outstanding options under the 1989 Plan and the Program.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     North American Biologicals, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1995 filed pursuant to Section 13(a) of the Exchange Act;

     (c) The Company's Current Reports on Form 8-K dated September 14, 1995 and December 14, 1995 filed pursuant to Section 13(a) of the Exchange Act; and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission on May 4, 1970, as amended, pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     The validity of the shares of Common Stock offered hereunder has been passed upon by Nutter, McClennen & Fish. Constantine Alexander, a partner in the firm of Nutter, McClennen & Fish, is the Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the law of the State of Delaware.

     The Company's Certificate of Incorporation provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

Item 7.  Exemption from Registration.
         ---------------------------

     Not applicable.


Item 8.  Exhibits.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

Item 9.  Undertakings.
         ------------

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's certificate of incorporation and by-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 15th day of December 1995.

                           NORTH AMERICAN BIOLOGICALS, INC.


                           By: /s/ David J. Gury
                               -------------------------------------------------
                               David J. Gury
                               Chairman, President and Chief
                               Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Gury, Alfred J. Fernandez and Constantine Alexander, and each of them singly, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority or body, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.


         Signatures                         Title                      Date
         ----------                         -----                      ----

     /s/ David J. Gury        Chairman of the Board, President,  December 15, 1995
----------------------------       Chief Executive Officer
         David J. Gury

  /s/ Alfred J. Fernandez          Senior Vice President,        December 15, 1995
----------------------------       Chief Financial Officer
      Alfred J. Fernandez

   /s/ Lorraine M. Breece         Chief Accounting Officer       December 15, 1995
----------------------------
       Lorraine M. Breece

    /s/ John C. Carlisle      Senior Executive Vice President,   December 15, 1995
----------------------------              Director
        John C. Carlisle

   /s/ Thomas P. Stagnaro     Senior Executive Vice President,   December 15, 1995
----------------------------              Director
       Thomas P. Stagnaro

  /s/ Joseph C. Cook, Jr.                 Director               December 15, 1995
----------------------------
      Joseph C. Cook, Jr.

 /s/ Richard A. Harvey, Jr.               Director               December 15, 1995
----------------------------
     Richard A. Harvey, Jr.


 /s/ David L. Castaldi                    Director               December 15, 1995
----------------------------
     David L. Castaldi

    /s/ David A. Thompson                 Director               December 15, 1995
----------------------------
        David A. Thompson

      /s/ Paul Bogikes                    Director               December 15, 1995
----------------------------
          Paul Bogikes

   /s/ George W. Ebright                  Director               December 15, 1995
----------------------------
       George W. Ebright

                                          Director               December 15, 1995
----------------------------
       Brian H. Dovey

                                 EXHIBIT INDEX


Exhibit No.    Title                                      Page
----------     -----                                      ----


Exhibit 4.1    1990 Equity Incentive Plan                 *


Exhibit 4.2    1989 Stock Plan                            9


Exhibit 4.3    Informal Stock Option Program              27


Exhibit 5      Opinion of Nutter, McClennen & Fish        41


Exhibit 23.1   Consent of Nutter, McClennen & Fish        Contained in
                                                          Exhibit 5

Exhibit 23.2   Consent of Price Waterhouse LLP            42


Exhibit 24     Power of Attorney                          Contained in
                                                          Part II of the
                                                          Registration
                                                          Statement



-----------------------------


*Incorporated by reference to the registrant's definitive Proxy
 Statement/Prospectus dated October 27, 1995 for the Special Meeting of Shareholders held on November 29, 1995 filed pursuant to Section 14 of the Exchange Act.